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Exhibit 10.2

DAWSON GEOPHYSICAL COMPANY
2016 STOCK AND PERFORMANCE INCENTIVE PLAN

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 ARTICLE I
INTRODUCTION

        Effective as of March 1, 2016, the Board of Directors (the "Board") of Dawson Geophysical Company, a Texas corporation (the "Company") adopted the Dawson Geophysical Company 2016 Stock and Performance Incentive Plan (the "Plan") in order to reward certain corporate employees, consultants and nonemployee directors of the Company and its Subsidiaries by providing for certain cash benefits and by enabling such persons to acquire shares of Common Stock of the Company.

ARTICLE II
OBJECTIVES

        The purpose of the Plan is to further the interests of the Company, its Subsidiaries and its shareholders by providing incentives in the form of Awards to certain employees, consultants and nonemployee directors who can contribute materially to the success of the Company and its Subsidiaries. Such Awards are intended to recognize and reward outstanding performance and individual contributions and give Participants in the Plan an interest in the Company that is intended to be parallel to that of the shareholders in order to enhance the proprietary and personal interest of such Participants in the Company's success and progress. The Plan is also intended to enable the Company and its Subsidiaries to attract and retain such employees, consultants and nonemployee directors.

ARTICLE III
DEFINITIONS

        Section 3.1    Definitions.    As used herein, the terms set forth below shall have the following meanings:

        "Award" means an Employee Award, a Director Award or a Consultant Award.

        "Award Agreement" means one or more Employee Award Agreement, Director Award Agreement or Consultant Award Agreement.

        "Board" means the Board of Directors of the Company.

        "Cash Award" means an Award denominated in cash.

        "Change of Control" means, except as otherwise reflected in an Award Agreement, one or more of the following events, under which:

          (a)   any "person" (as such term is used in sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power of the Company's then outstanding securities;

          (b)   the individuals who were members of the Board immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following such election unless a majority of the new members of the Board were recommended or approved by majority vote of the members of the Board immediately prior to such shareholder meeting;

          (c)   the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation; or

          (d)   the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person.

          Notwithstanding the paragraph above or the definition contained in an Award Agreement, in the event an Award is or becomes subject to section 409A of the Code, if the payment associated with such Award is permitted upon the occurrence of a Change of Control, the events that constitute a Change of Control shall be limited to the extent necessary to comply with the requirements of section 409A of the Code.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan; provided that, unless otherwise determined by the Board, the Committee shall consist solely of two (2) or more Directors, each of whom shall be a "nonemployee director" within the meaning of Rule 16b-3(b)(3) under section 16 of the Exchange Act and an "outside director" within the meaning of Treasury Regulation § 1.162-27 under section 162(m) of the Code (except to the extent administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under section 162(m) of the Code).

        "Common Stock" means Dawson Geophysical Company common stock, par value $0.01 per share.

        "Company" means Dawson Geophysical Company, a Texas corporation.

        "Consultant" means a person other than an Employee or a Nonemployee Director providing bona fide services to the Company or any of its Subsidiaries in a consultant, advisor, or similar capacity, as applicable; provided that, such person is a natural person and that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for any securities of the Company.

        "Consultant Award" means the grant of any Nonqualified Stock Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination, or in tandem, to a Consultant pursuant to such applicable terms, conditions and limitations as may be established in order to fulfill the objectives of the Plan.

        "Consultant Award Agreement" means one or more agreements between the Company and a Consultant setting forth the terms, conditions and limitations applicable to a Consultant Award.

        "Director" means an individual serving as a member of the Board.

        "Director Award" means the grant of any Nonqualified Stock Option, SAR, Stock Award, Cash Award, or Performance Award, whether granted singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions and limitations as may be established in order to fulfill the objectives of the Plan.

        "Director Award Agreement" means one or more agreements between the Company and a Nonemployee Director setting forth the terms, conditions and limitations applicable to a Director Award.

        "Dividend Equivalents" means, with respect to a Restricted Stock Unit Award, a right to receive with respect to each share of Common Stock subject to the Award an amount in cash, shares of Common Stock and/or Restricted Stock Units, as determined by the Committee in its sole discretion, equal in value to the dividends and other distributions made by the Company with respect to a share of Common Stock during the period such Award is outstanding.

        "Effective Date" means the date in 2016 on which the shareholders of the Company approve of the Plan.

        "Employee" means (a) an employee of the Company or any of its Subsidiaries; and (b) an individual who has agreed to become such an employee of the Company or any of its Subsidiaries and is expected to become such an employee within the following six (6) months.

        "Employee Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination, or in tandem, to an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as may be established in order to fulfill the objectives of the Plan.

        "Employee Award Agreement" means one or more agreements between the Company and an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" of a share of Common Stock means, as of a particular date:

          (a)   if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise or other relevant time (as determined under procedures established by the Committee);

          (b)   if shares of Common Stock are not so listed but are quoted by The Nasdaq Stock Market, Inc., the mean between the highest and lowest sales price per share of Common Stock reported on the consolidated transaction reporting system for The Nasdaq Stock Market, Inc., or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing as quoted by The Nasdaq Stock Market, Inc. at the time of exercise;

          (c)   if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by The Nasdaq Stock Market, Inc., or, if not reported by The Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated; or

          (d)   if shares of Common Stock are not publicly traded, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the applicable reasonable valuation requirements under section 409A of the Code.

        "Grant Date" means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted Award is the grant date of the original Award.

        "Grant Price" means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Option or SAR Award.

        "Incentive Stock Option" means an Option that is intended to comply with the requirements set forth in section 422 of the Code.

        "Nonemployee Director" means an individual serving as a member of the Board who is not an Employee.

        "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

        "Option" means a right to purchase a specified number of shares of Common Stock at the specified Grant Price with respect to such shares, which right may be an Incentive Stock Option or a Nonqualified Stock Option.

        "Participant" means an Employee, Director or Consultant to whom an Award has been granted under the Plan.

        "Performance Award" means an Award made pursuant to the Plan that is subject to the attainment of one or more Performance Goals.

        "Performance Goal" means one or more organizational or individual standards under Section 7.1(e)(ii)(B) below.

        "Plan" means the Dawson Geophysical Company 2016 Stock and Performance Incentive Plan, as such Plan may be amended from time to time.

        "Reload" means the automatic grant of a new Option or SAR upon the exercise of an existing Option or SAR.

        "Restricted Stock" means any shares of Common Stock that are restricted or subject to forfeiture provisions.

        "Restricted Stock Unit" means a Stock Unit that is restricted or subject to forfeiture provisions.

        "Restricted Stock Unit Award" means an award of Restricted Stock Units.

        "Restriction Period" means a period of time beginning as of the Grant Date of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

        "Stock Appreciation Right" or "SAR" means a right to receive a payment, in cash or in Common Stock (as determined by the Committee), equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over the Grant Price with respect to such shares.

        "Stock Award" means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock or Restricted Stock Units.

        "Stock Based Award Limitations" means the limitations set forth in Section 7.2(a) and Section 7.2(b) below.

        "Stock Unit" means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value (as determined by the Committee).

        "Subsidiary" means in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing fifty percent (50%) or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation, in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns fifty percent (50%) or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise), and any other corporation, partnership or other entity that is a "subsidiary" of the Company within the meaning of Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

ARTICLE IV
ELIGIBILITY

        Section 4.1    Employees.    All Employees are eligible for the grant of Employee Awards under the Plan in the discretion of the Committee.

        Section 4.2    Directors.    All Nonemployee Directors are eligible for the grant of Director Awards under the Plan in the discretion of the Board.

        Section 4.3    Consultants.    All Consultants are eligible for the grant of Consultant Awards under the Plan in the discretion of the Committee.

 ARTICLE V
COMMON STOCK AVAILABLE FOR AWARDS

        Section 5.1    Award Limitations.    Subject to the provisions of ARTICLE XVI hereof, the total number of shares of Common Stock reserved and available for issuance in connection with Awards under the Plan shall be 1,000,000 shares, all of which may be available for the issuance of Awards of Incentive Stock Options. No Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding under the Plan (after giving effect to the grant of the Award in question) to exceed the number of shares described in the preceding sentence. The shares of Common Stock to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Common Stock; (b) shares of Common Stock held in the treasury of the Company; or (c) previously issued shares of Common Stock reacquired by the Company, including Common Stock purchased on the open market.

        Section 5.2    Unissued Awards.

          (a)   The number of shares of Common Stock that are the subject of Awards under the Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. If the Grant Price or other purchase price of any Option or other Award granted under the Plan is satisfied by tendering shares of Common Stock to the Company, or if the tax withholding obligation resulting from the settlement of any such Option, SAR or other Award is satisfied by tendering or withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above.

          (b)   Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made: (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition; or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity, shall, in each case, not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the Nasdaq National Market for equity compensation plans applies.

          (c)   The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement or shareholder service recommendation deemed appropriate by the Committee. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

ARTICLE VI
ADMINISTRATION.

        Section 6.1    Administration by the Committee.

          (a)   The Plan shall be administered by the Committee, except as otherwise provided herein. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. In this regard, the Committee shall have full and exclusive power to (i) interpret and construe the Plan and the Award Agreements thereunder; (ii) adopt, amend and rescind such rules, regulations and guidelines for carrying out the Plan, as it may deem necessary or proper; (iii) determine the Employees and Consultants to whom, and the time or times at which, Employee Awards and Consultant Awards shall be granted; (iv) determine the amount of cash and/or the number of shares of Common Stock, as applicable, that shall be the subject of each Employee Award or Consultant Award; (v) determine the terms and provisions of each Award Agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods of Employee Awards and Consultant Awards and the extent of exercisability of Options and SARs, (B) the extent to which the transferability of Common Stock issued or transferred pursuant to any Employee Award or Consultant Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (vi) make determinations of Fair Market Value pursuant to the Plan; and (vii) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 under the Exchange Act and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Employee Award or Consultant Award, or in any Award Agreement in the manner and to the extent it deems necessary or appropriate to carry the Plan into effect. Any decision of the Committee in the interpretation, construction and administration of the Plan and the Award Agreements thereunder shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

          (b)   The Committee, in its discretion, may also (i) provide for the extension of the exercisability of an Employee Award or Consultant Award; (ii) accelerate the vesting or exercisability of an Employee Award or Consultant Award; (iii) eliminate or make less restrictive any restrictions applicable to an Employee Award or Consultant Award; and (iv) waive any restriction or other provision of the Plan (insofar as such provision relates to Employee Awards or to Consultant Awards) or an Employee Award or Consultant Award, otherwise amend or modify an Employee Award or Consultant Award in any manner; provided that, the Committee may do the preceding actions in any manner that is either (A) not materially adverse to the Participant to whom such Employee Award or Consultant Award was granted, or (B) consented to by such Participant; provided further, that such actions are permissible in accordance with the requirements of applicable law, including but not limited to the compliance or exemption requirements, as applicable, of section 409A of the Code.

        Section 6.2    Liability of the Committee.    No member of the Committee shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer or employee of the Company in connection with the performance of any duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

        Section 6.3    Authority of the Board.    The Board shall have the same rights, powers, duties, and authority in connection with the administration of the Plan with respect to Director Awards as the Committee retains with respect to Employee Awards and Consultant Awards.

        Section 6.4    Delegation of Authority.    The Committee may delegate its duties under the Plan (including, but not limited to, the authority to grant Awards) to such officers or employees of the Company or its Subsidiaries or such other agents as it may appoint from time to time; provided that, the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, individuals who are subject to section 16(b) of the Exchange Act or who are Employees receiving Awards that are intended to constitute "performance-based compensation" within the meaning of section 162(m) of the Code.

ARTICLE VII
EMPLOYEE AWARDS AND CONSULTANT AWARDS

        Section 7.1    Employee Awards.    The Committee shall determine the type or types of Employee Awards to be made under the Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award may, in the discretion of the Committee, be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Employee Award is granted and/or signed for and on behalf of the Company. Employee Awards may consist of those Awards listed in this ARTICLE VII and may be granted singly, in combination or in tandem. Employee Awards may also be granted in combination or in tandem with, in replacement of (subject to the last sentence of ARTICLE XIV), or as alternatives to, grants or rights under the Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, items referenced in Section 7.1(e)(ii)(B) below, and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested, or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or as otherwise specified by the Committee.

          (a)    Options.    An Employee Award may be in the form of an Option, which may be an Incentive Stock Option or a Nonqualified Stock Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date (or in the case of an Incentive Stock Option granted to an individual who owns units possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or its parent or any Subsidiary, one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to such Option on the Grant Date). The term of the Option shall extend no more than ten (10) years after the Grant Date. Options may not include provisions that Reload the Option upon exercise. Similarly, Options may not be repriced or otherwise modified in any way that would constitute a reduction in the Grant Price associated with such Options, except in connection with an event described in ARTICLE XVI. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to the Plan, including the Grant Price, the term of the Options, the number of shares subject to the Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

          The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of section 422 of the Code. Only Employees described in clause (a) of the definition of "Employee" may receive grants of Incentive Stock Options. Incentive Stock Options shall not be granted more than ten (10) years after the earlier of the adoption of the Plan or the approval of the Plan by the Company's shareholders. Notwithstanding the foregoing, the Fair Market Value of the Common Stock subject to an Incentive Stock Option and the aggregate Fair Market Value of the common stock of any parent or subsidiary company (within the meaning of sections 424(e) and (f) of the Code) subject to any other Incentive Stock Option of the Company or any such parent or subsidiary company that first becomes purchasable by a Participant in any calendar year may not (with respect to such Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the Incentive Stock Options are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Incentive Stock Option, but shall cause the excess amount of the Common Stock to be reclassified in accordance with the Code.

          (b)    Stock Appreciation Rights.    An Employee Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than ten (10) years after the Grant Date. SARs may not include provisions that Reload the SAR upon exercise. Similarly, SARs may not be repriced or otherwise modified in any way that would constitute a reduction in the Grant Price associated with such SARs, except in connection with an event described in ARTICLE XVI. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Employees pursuant to the Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (c)    Stock Awards.    An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to the Plan shall be determined by the Committee, subject to the limitations set forth below.

          (d)    Cash Awards.    An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to the Plan shall be determined by the Committee.

          (e)    Performance Awards.    Any Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted pursuant to the Plan shall be determined by the Committee, subject to the limitations set forth below. Any Stock Award granted as an Employee Award which is a Performance Award shall have a minimum Restriction Period of twelve (12) months from the Grant Date; provided that, subject to the requirements under section 162(m) of the Code, as applicable, the Committee may provide for earlier vesting upon a termination of employment by reason of death, disability, layoff, retirement or Change of Control. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount that will be paid out to the Participant under a Performance Award and/or the portion of a Performance Award that may be exercised.

            (i)    Nonqualified Performance Awards.    Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under section 162(m) of the Code shall be based on achievement of Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

            (ii)    Qualified Performance Awards.

              (A)  Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under section 162(m) of the Code shall be paid, vested, or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals, which are established by the Committee, in writing, while the outcome is substantially uncertain and prior to the earlier to occur of the following:

                1.     ninety (90) days after the commencement of the period of service to which the Performance Goal relates, and

                2.     the lapse of twenty-five percent (25%) of the period of service (as scheduled in good faith at the time the goal is established).

              (B)  A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following:

                1.     Increased revenue;

                2.     Net income measures (including but not limited to income after capital costs and income before or after taxes);

                3.     Stock price measures (including but not limited to growth measures);

                4.     Market share;

                5.     Earnings per share (actual or targeted growth);

                6.     Earnings before interest, taxes, depreciation, and amortization ("EBITDA");

                7.     Economic value added ("EVA");

                8.     Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

                9.     Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity);

                10.   Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

                11.   Expense measures (including but not limited to finding and development costs, overhead cost and general and administrative expense);

                12.   Margins;

                13.   Shareholder value;

                14.   Total shareholder return;

                15.   Proceeds from dispositions;

                16.   Production volumes;

                17.   Total market value; and

                18.   Corporate values measures (including ethics compliance, environmental, and safety).

            (iii)  Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Awards that are intended to qualify as qualified performance-based compensation under section 162(m) of the Code, it is the intent of the Plan to conform with the standards of section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals for such Performance Awards, the Committee must certify, in writing, that the applicable Performance Goals and the applicable terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards, which are intended to qualify as qualified performance-based compensation under section 162(m) of the Code, shall be determined by the Committee.

        Section 7.2    Limitations.    Notwithstanding anything to the contrary contained in the Plan, the following limitations shall apply to any Employee Awards made hereunder:

          (a)   no Participant may be granted, during any calendar year, Employee Awards consisting of Options or SARs (including Options or SARs that are granted as Performance Awards) that are exercisable for more than 100,000 shares of Common Stock);

          (b)   no Participant may be granted, during any calendar year, Stock Awards (including Stock Awards that are granted as Performance Awards) covering or relating to more than 100,000 shares of Common Stock; and

          (c)   no Participant may be granted, during any calendar year, Cash Awards or other Awards that may be settled solely in cash having a value determined on the Grant Date in excess of $750,000.

        Section 7.3    Consultant Awards.    Subject to the limitations described in this ARTICLE VII, the Committee shall have the sole responsibility and authority to determine the type or types of Consultant Awards to be made under the Plan and the terms, conditions and limitations applicable to such Awards.

ARTICLE VIII
DIRECTOR AWARDS

        Section 8.1    Grant of Director Awards.    The Board may grant Director Awards to Nonemployee Directors from time to time in accordance with this ARTICLE VIII. Director Awards may consist of those Awards listed in this ARTICLE VIII and may be granted singly, in combination, or in tandem. Each Director Award may, in the discretion of the Board, be embodied in a Director Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Board in its sole discretion and, if required by the Board, shall be signed by the Participant to whom the Director Award is granted and/or signed for and on behalf of the Company.

        Section 8.2    Options.    A Director Award may be in the form of an Option; provided that, Options granted as Director Awards shall not be Incentive Stock Options. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. In no event shall the term of the Option extend more than ten (10) years after the Grant Date. Options may not include provisions that Reload the Option upon exercise. Similarly, Options may not be repriced or otherwise modified in any way that would constitute a reduction in the Grant Price associated with such Options, except in connection with an event described in ARTICLE XVI. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Nonemployee Directors pursuant to this ARTICLE VIII, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Board.

        Section 8.3    Stock Appreciation Rights.    A Director Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than ten (10) years after the Grant Date. SARs may not include provisions that Reload the SAR upon exercise. Similarly, SARs may not be repriced or otherwise modified in any way that would constitute a reduction in the Grant Price associated with such SARs, except in connection with an event described in ARTICLE XVI. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Nonemployee Directors pursuant to the Plan, including the Grant Price, the term of any SARs, and the date or dates upon which they become exercisable, shall be determined by the Board.

        Section 8.4    Stock Awards.    A Director Award may be in the form of a Stock Award. Any terms, conditions and limitations applicable to any Stock Awards granted to a Nonemployee Director pursuant to the Plan, including but not limited to rights to Dividend Equivalents, shall be determined by the Board.

        Section 8.4    Cash Awards.    A Director Award may be in the form of a Cash Award. Any terms, conditions and limitations applicable to any Cash Awards granted to a Nonemployee Director pursuant to the Plan shall be determined by the Board.

        Section 8.5    Performance Awards.    Without limiting the type or number of Director Awards that may be made under the other provisions of the Plan, a Director Award may be in the form of a Performance Award. Any additional terms, conditions and limitations applicable to any Performance Awards granted to a Nonemployee Director pursuant to the Plan shall be determined by the Board. The Board shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Nonemployee Director.

        Section 8.6    Limitations.    Notwithstanding anything to the contrary contained in the Plan the following limitations shall apply to any Director Awards made hereunder:

          (a)   no Participant may be granted, during any fiscal year, Director Awards consisting of Options or SARs (including Options or SARs that are granted as Performance Awards) that are exercisable for more than 100,000 shares of Common Stock;

          (b)   no Participant may be granted, during any fiscal year, Director Awards consisting of Stock Awards (including Stock Awards that are granted as Performance Awards) covering or relating to more than 100,000 shares of Common Stock; and

          (c)   no Participant may be granted, during any calendar year, Cash Awards or other Awards that may be settled solely in cash having a value determined on the Grant Date in excess of $750,000.

ARTICLE IX
CHANGE OF CONTROL

        Section 9.1    Acceleration of Vesting.    Upon a Change of Control and except as otherwise provided in an Award Agreement, the Committee, acting in its sole discretion without the consent or approval of any Participant, shall affect one or more of the following alternatives, which may vary among individual Participants and which may vary among Awards held by any individual Participant: (a) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which section 424(a) of the Code applies; (b) provide for acceleration of the vesting and exercisability of, or lapse of restrictions, in whole or in part, with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction; or (c) cancel any such Award and deliver to the Participant cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Award on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Shares on such date over the Grant Price of such Award.

        Section 9.2    Exercise Period for Options and SARs.    In the event of a Change of Control, outstanding Options and SARs shall remain exercisable under clause (b) of Section 9.1 until the earlier of (a) the expiration of the term of the Award; or (b) if the Participant should die before the expiration of the term of the Award, until the earlier of (i) the expiration of the term of the Award or (ii) two (2) years following the date of the Participant's death.

 ARTICLE X
NON-UNITED STATES PARTICIPANTS

        The Committee may grant Awards to persons outside the United States under such terms and conditions as, in the judgment of the Committee, may be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified Option exercise procedures and other terms and procedures. Notwithstanding the above, no actions may be taken by the Committee, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

ARTICLE XI
PAYMENT OF AWARDS

        Section 11.1    General.    Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof.

        Section 11.2    Dividends; Dividend Equivalents.    Rights to dividends or Dividend Equivalents may, as applicable, be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish, including such terms, conditions and restrictions as may be necessary to ensure that the Stock Awards do not provide for the deferral of compensation within the meaning of, or otherwise violate, section 409A of the Code; provided that, no such dividends or Dividend Equivalents shall be paid with respect to unvested Performance Awards. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments, dividends or Dividend Equivalents. Dividends and/or Dividend Equivalents shall not be made part of any Options or SARs.

        Section 11.3    Cash-out of Awards.    At the discretion of the Committee, an Award that is an Option or SAR may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the Grant Price of the Award, multiplied by the number of shares with respect to which the Award is exercised. With respect to all Awards other than Options or SARs, at the discretion of the Board or the Committee, as applicable, such Awards may be settled by a cash payment in an amount that the Board or the Committee, as applicable, shall determine in its sole discretion is equal to the fair market value of such Awards.

ARTICLE XII
OPTION EXERCISE

        The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may purchase such shares by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefore, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time; provided that, such rules and procedures are not inconsistent with the provisions of this ARTICLE XII.

 ARTICLE XIII
TAXES

        The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under the Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, to the extent not otherwise prohibited by law, on either a short-term or demand basis, from the Company to a Participant who is an Employee or Consultant to permit the payment of taxes subject to and required by law.

ARTICLE XIV
AMENDMENT, MODIFICATION, SUSPENSION, OR TERMINATION OF THE PLAN

        The Board may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that: (a) no amendment or alteration that would materially and adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant; and (b) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of the securities exchange on which the Company's Common Stock is listed.

ARTICLE XV
ASSIGNABILITY

        Unless otherwise determined by the Committee and provided in the Award Agreement or the terms of the Award, no Award or any other benefit under the Plan shall be assignable or otherwise transferable except by will, by beneficiary designation, or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. In the event that a beneficiary designation conflicts with an assignment by will or the laws of descent and distribution, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of the Awards other restrictions on transfer. Any attempted assignment of an Award or any other benefit under the Plan in violation of this ARTICLE XV shall be null and void.

ARTICLE XVI
ADJUSTMENTS

        Section 16.1    Adjustments in General.    The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

        Section 16.2    Proportionate Adjustments

          (a)   In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under the Plan; (ii) the number of shares of Common Stock available under the Plan for Incentive Stock Options and Stock Awards; (iii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock; (iv) the exercise or other price in respect of such Awards; (v) the Stock Based Award Limitations; and (vi) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Committee to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (A) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (B) the exercise or other price in respect of such Awards, (C) the appropriate Fair Market Value and other price determinations for such Awards, (D) the number of shares of Common Stock available under the Plan for Incentive Stock Options and Stock Awards, and (E) the Stock Based Award Limitations to give effect to such transaction; provided that, such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

          (b)   In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, to (i) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award (and for awards not granted under the Plan), regardless of whether in a transaction to which section 424(a) of the Code applies; (ii) provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction; (iii) provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof; (iv) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Awards as of the date of such event, which, in the case of any Option, shall be on a per share basis, the amount equal to the excess of the Fair Market Value of a share as of such date over the per-share exercise price for such Option (for the avoidance of doubt, if such exercise price is less than such Fair Market Value, the Option may be canceled for no consideration); or (v) cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation.

ARTICLE XVII
RESTRICTIONS

        No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under the Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

ARTICLE XVIII
UNFUNDED PLAN

        The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under the Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of the Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to an Award under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

ARTICLE XIX
RIGHT TO EMPLOYMENT OR SERVICE

        Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate any Participant's employment or other service relationship at any time, or confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or its Subsidiaries.

ARTICLE XX
SUCCESSORS

        All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XXI
GOVERNING LAW

        The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

ARTICLE XXII
HEADINGS AND USAGE

        The headings in the Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of the Plan. Words used in the Plan in the singular shall include the plural and vice versa, and words of one gender shall be construed to include the other gender and the neuter, in each case as the context requires.

 ARTICLE XXIII
SEVERABILITY

        If any provision of the Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 under the Exchange Act (as those terms or provisions are applied to Participants who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed as a Nonqualified Stock Option not subject to section 422 of the Code for all purposes of the Plan.

ARTICLE XXIV
CLAWBACK

        Notwithstanding any other provisions in the Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant of the Award.

ARTICLE XXV
SECTION 409A

        Awards made under the Plan are intended to comply with or be exempt from section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent.

        Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a "substantial risk of forfeiture" within the meaning of section 409A of the Code. If the Committee determines that a Restricted Stock Unit Award or Cash Award is intended to be subject to section 409A of the Code, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of section 409A of the Code.

        If a Participant is identified by the Company as a "specified employee" within the meaning of section 409A(a)(2)(B)(i) of the Code on the date on which the Participant has a "separation from service" (other than due to death) within the meaning of Treasury Regulation § 1.409A 1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to section 409A of the Code shall be paid or settled on the earliest of (a) the first business day following the expiration of six (6) months from the Participant's separation from service; (b) the date of the Participant's death; or (c) such earlier date as complies with the requirements of section 409A of the Code.

ARTICLE XXVI
EFFECTIVENESS AND TERM

        The Plan, as approved by the Board on March 1, 2016, shall be effective as of the Effective Date. The Plan shall continue in effect for a term of ten (10) years commencing on the Effective Date, unless earlier terminated by action of the Board, and no further Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date or, if earlier, termination by action of the Board, except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

        Notwithstanding the foregoing, the adoption of the Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's shareholders at the Company's 2016 annual shareholders' meeting to be held on May 5, 2016, or any adjournment or postponement thereof. If the shareholders of the Company should fail to so approve the Plan on such date, the Plan shall not be of any force or effect.

        The Plan is the successor to the Amended and Restated Dawson Geophysical Company 2006 Stock and Performance Incentive Plan, effective as of February 11, 2015 (the "Legacy Dawson Plan") and the Amended and Restated 2006 Stock Awards Plan of Dawson Geophysical Company (formerly known as the 2006 Stock Awards Plan of TGC Industries, Inc.), effective as of February 11, 2015 (the "Legacy TGC Plan"). After the Effective Date and assuming the shareholders approve the Plan, no new Awards may be granted under the Legacy Dawson Plan or the Legacy TGC Plan (the Legacy TGC Plan terminates pursuant to its terms on March 29, 2016). Awards granted pursuant to the Legacy Dawson Plan and the Legacy TGC Plan shall continue to be administered in accordance with the terms of the Legacy Dawson Plan and the Legacy TGC Plan, as applicable, provided that the Committee or its delegates responsible for administering this Plan shall constitute the Committee or its delegates under the Legacy Dawson Plan and the Legacy TGC Plan, as applicable.

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  Exhibit 10.2
DAWSON GEOPHYSICAL COMPANY 2016 STOCK AND PERFORMANCE INCENTIVE PLAN
Table of Contents
ARTICLE I INTRODUCTION
ARTICLE II OBJECTIVES
ARTICLE III DEFINITIONS
ARTICLE IV ELIGIBILITY
ARTICLE V COMMON STOCK AVAILABLE FOR AWARDS
ARTICLE VI ADMINISTRATION.
ARTICLE VII EMPLOYEE AWARDS AND CONSULTANT AWARDS
ARTICLE VIII DIRECTOR AWARDS
ARTICLE IX CHANGE OF CONTROL
ARTICLE X NON-UNITED STATES PARTICIPANTS
ARTICLE XI PAYMENT OF AWARDS
ARTICLE XII OPTION EXERCISE
ARTICLE XIII TAXES
ARTICLE XIV AMENDMENT, MODIFICATION, SUSPENSION, OR TERMINATION OF THE PLAN
ARTICLE XV ASSIGNABILITY
ARTICLE XVI ADJUSTMENTS
ARTICLE XVII RESTRICTIONS
ARTICLE XVIII UNFUNDED PLAN
ARTICLE XIX RIGHT TO EMPLOYMENT OR SERVICE
ARTICLE XX SUCCESSORS
ARTICLE XXI GOVERNING LAW
ARTICLE XXII HEADINGS AND USAGE
ARTICLE XXIII SEVERABILITY
ARTICLE XXIV CLAWBACK
ARTICLE XXV SECTION 409A
ARTICLE XXVI EFFECTIVENESS AND TERM